Exhibit 4.40

                                  AMENDMENT TO:

                   1. 10% PROMISSORY NOTE DATED MARCH 9, 2001
           2. 8% SENIOR SECURED PROMISSORY NOTES DATED JULY 25, 2000
          3. 8% SENIOR SECURED PROMISSORY NOTE DATED FEBRUARY 19, 2002

      AMENDMENT, dated April 12, 2002, (the "Amendment") by and between Milestone Scientific Inc., a Delaware corporation, having its principal offices at 220 South Orange Avenue, Livingston, New Jersey 07039 (the "Company"), and K. Tucker Andersen (the "Lender"), having an address c/o Cumberland Associates LLC, 1114 Avenue of the Americas, New York, NY 10036.

      For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree to the following amendments to the:

      1.    10% Promissory Note dated March 9, 2001 in the amount of $500,000;
      2.    8% Promissory Note dated July 25, 2001 in the amount of $1,000,000;
            and
      3.    8% Promissory Note dated February 19, 2002 in the amount of
            $150,000.

between the Company and the Lender (collectively the "Notes"):

1. The maturity dates of all the Notes are hereby extended to August 1, 2003 except for a $500,000 balance on the 8% Promissory Note dated July 25, 2001, which remains December 31, 2003

2. It is confirmed that there are no restrictions on the Company's right to obtain additional unsecured loans so long as they bear a maturity date that is subsequent to August 1, 2003.

            IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

                                             MILESTONE SCIENTIFIC INC.


                                             By: _______________________________
                                                     Leonard Osser, Chairman and
                                                     Chief Executive Officer


                                                 _______________________________
                                                     K. TUCKER ANDERSEN